CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the registration statement on Form N-2 (File No. 333-60760) ("Registration Statement") of our report dated December 12, 2003 relating to the financial statements and financial highlights appearing in the October 31, 2003 Annual Report of TH Lee, Putnam Emerging Opportunities Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 2, 2004